Exhibit 5.1

Connell Foley LLP

56 Livingston Avenue

Roseland, NJ 07068

P 973.535.0500   F 973.535.9217

February 10, 2021

EMCORE Corporation

2015 W. Chestnut Street

Alhambra, CA  91803

Re:                             Registration of Additional Shares of EMCORE Corporation

Pursuant to Rule 462(b) of the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as special New Jersey corporate counsel for EMCORE Corporation, a New Jersey corporation (the “Company”), in connection with the Company’s public offering of shares of common stock pursuant to (i) the Company’s registration statement on Form S-3 (Registration No. 333-235818) (the “Registration Statement”), filed on January 6, 2020 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the Prospectus Supplement to be filed with the SEC on or about February 10, 2021 (the “Prospectus Supplement”), relating to the sale by the Company of shares of the Company’s common stock, no par value, pursuant to the Registration Statement; and (iii) the registration statement on Form S-3 expected to be filed with the SEC on or about February 10, 2021, pursuant to Rule 462(b) of the Securities Act (the “462(b) Registration Statement”) for the purpose of registering under the Securities Act up to $6,000,000 of additional shares of the Company’s common stock, no par value (the “Shares”).  The Shares are being issued and sold pursuant to that certain Underwriting Agreement between the Company and Cowen and Company, LLC, as representative of the underwriters, dated February 10, 2021 (the “Underwriting Agreement”).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Rule 462(b) Registration Statement.  No opinion is expressed herein as to any matter pertaining to the contents of the Rule 462(b) Registration Statement other than as expressly stated herein with respect to the issuance of the Shares.

In so acting, we have examined the Registration Statement, the Prospectus Supplement, the 462(b) Registration Statement, the Underwriting Agreement, the resolutions and/or written consents adopted by the Board of Directors of the Company relating to the offering of the Shares, and such other documents, corporate records, certificates of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed appropriate as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or scanned copies and the authenticity of the originals of such latter documents. We have also assumed that all Shares will be issued and sold in the manner specified in the Underwriting Agreement, Registration Statement, the Prospectus Supplement and the 462(b) Registration Statement in compliance with applicable federal and state securities laws, and that certificates representing the Shares have been duly executed, countersigned, registered and delivered (or non-certificated Shares shall have been properly issued).

As to any facts material to our opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers of the Company and others.

Based on the examination described above, subject to the assumptions stated above and subject to the authorization, execution and delivery of the Underwriting Agreement, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in the manner specified in the Underwriting Agreement, Registration Statement, the Prospectus Supplement and the 462(b) Registration Statement, will be legally issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate law of the State of New Jersey. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Our opinion is provided as of the date hereof, and we undertake no obligation to advise you of any change in any matter set forth herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus Supplement constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Connell Foley LLP